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Exhibit 10.24

[Execution Copy]

PFI HOLDINGS CORP.
EXECUTIVE STOCK AGREEMENT

        THIS AGREEMENT is made as of November 3, 2003, by and between PFI Holdings Corp., a Delaware corporation (the "Company"), and Ingrid Jackel-Marken ("Executive").

        WHEREAS, the Company and Executive desire to enter into an agreement pursuant to which Executive shall purchase, and the Company shall sell, 4,750 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and 18.465 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Preferred Stock" and, together with the Common Stock, the "Executive Stock"). Certain definitions are set forth in paragraph 7 of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Purchase and Sale of Executive Stock.

        (a)   Upon the execution and delivery of this Agreement, Executive shall purchase, and the Company shall sell, 4,750 shares of Common Stock at a price of $0.10 per share and 17.705 shares of Preferred Stock at a price of $1,000.00 per share. The Company shall deliver to Executive the certificates representing such shares of Executive Stock, and Executive shall deliver to the Company a wire transfer of funds in the aggregate amount of $17,705.

        (b)   In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

            (i)  The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

           (ii)  Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

          (iii)  Executive is able to bear the economic risk of his or her investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

          (iv)  Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he or she has requested. Executive has reviewed, or has had an opportunity to review, the following documents (and Executive is familiar with the transactions contemplated thereby): (A) a copy of the Stock Purchase Agreement, dated as of the date hereof, by and among the Company, Pierre Fabre, Inc., a New York corporation (to be known as Physicians Formula, Inc.) ("PFI") and Pierre Fabre Dermo-Cosmetique, S.A. pursuant to which the Company acquired all of the outstanding capital stock of PFI, (B) the Company's certificate of incorporation and bylaws, (C) the loan agreements, notes and related documents with the Company's and/or its Subsidiaries' senior and subordinated lenders, and (D) the Information Memorandum, dated March 2003, prepared by PFI.

           (v)  This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

          (vi)  Executive is a resident of the State of California and is an "accredited investor" as defined in Rule 501(a) under the 1933 Act.

        (c)   As an inducement to the Company to issue the Executive Stock and as a condition thereto, Executive acknowledges and agrees that this Agreement does not constitute an agreement of employment and that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time.

        2.    Repurchase Option.

        (a)   In the event that Executive ceases to be employed by the Company and its Subsidiaries for any reason other than termination by the Company without Cause (the "Termination"), the Executive Stock (whether held by Executive or one or more of Executive's transferees) shall be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this paragraph 2 (the "Repurchase Option").

        (b)   The purchase price for each share of Executive Stock shall be the Fair Market Value thereof as of the date of Termination.

        (c)   The Company (or its designee(s)) may elect to purchase all or any portion of the Executive Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 90 days after the Termination. The Repurchase Notice shall set forth the number and type of shares of Executive Stock to be acquired from each holder of Executive Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares).

        (d)   If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investors setting forth the number and type of Available Shares and the purchase price for the Available Shares. The Investors may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. If more than one Investor elects to purchase the Executive Stock, the shares of Executive Stock shall be allocated among the Investors pro rata according to the number of shares of Common Stock owned by each Investor on a fully-diluted basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Executive Stock as to the number and type of shares being purchased from such holder by the Investors (the "Supplemental Repurchase Notice").

        (e)   The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the

Investors shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds. The purchasers of Executive Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

        (f)    Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled to make, the time periods provided in this paragraph 2 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

        (g)   The right of the Company and the Investors to repurchase Executive Stock hereunder shall terminate upon the first to occur of (i) a Sale of the Company or (ii) an IPO.

        3.    Restrictions on Transfer.

        (a)   Transfer of Executive Stock. Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any shares of Executive Stock (a "Transfer"), except pursuant to a Public Sale or the provisions of paragraph 2 or 5 hereof and except pursuant to the provisions of this paragraph 3(b).

        (b)   Certain Permitted Transfers. The restrictions contained in this paragraph 3 shall not apply with respect to transfers of shares of Executive Stock (i) pursuant to applicable laws of descent and distribution or (ii) among Executive's family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement. Executive's "family group" means Executive's spouse and descendants (whether natural or adopted).

        (c)   Termination of Restrictions. The restrictions on the transfer of shares of Executive Stock set forth in this paragraph 3 shall terminate on the first to occur of (i) a Sale of the Company or (ii) an IPO.

        4.    Additional Restrictions on Transfer.

        (a)    Legend.    The certificates representing the Executive Stock shall bear the following legend:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON NOVEMBER 3, 2003, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND INGRID JACKEL-MARKEN DATED AS OF NOVEMBER 3, 2003, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

        (b)    Opinion of Counsel.    No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

        (c)    Holdback.    Each holder of Executive Stock agrees not to effect any public sale or distribution of any Executive Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

        5.    Sale of the Company.

        (a)   If the Board and the Investors that hold a majority of the shares of Common Stock held by all of the Investors (the "Majority Stockholders") approve a Sale of the Company (the "Approved Sale"), the holders of Executive Stock shall consent to, vote in favor of, and raise no objections against the Approved Sale. If the Approved Sale is structured as a sale of stock, reverse merger or other transaction having the effect of a stock sale, each such holder of Executive Stock shall agree to sell such holder's shares of Executive Stock on the terms and conditions approved by the Majority Stockholders. The holders of Executive Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Majority Stockholders.

        (b)   Upon the consummation of the Approved Sale, each holder of Executive Stock shall receive in exchange for the shares of Executive Stock held by such holder the same portion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to the consummation of such Approved Sale.

        (c)   Each holder of Executive Stock shall be obligated to join on a pro rata basis (based upon the amount of consideration received by such holder for his or her Executive Stock in such Approved Sale) in any purchase price adjustments, indemnification or other obligations that the sellers are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to a particular stockholder, such as indemnification with respect to representations and warranties given by a stockholder regarding such stockholder's title to and ownership of the Company's stock, in respect of which only such stockholder shall be liable).

        (d)   Holders of Executive Stock shall bear their pro rata share (based upon the amount of consideration received by such holder for his or her shares of Executive Stock in such Approved Sale) of the costs of any Approved Sale to the extent such costs are incurred for the benefit of all holders of the Company's stock participating in such Approved Sale and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of the Company's stock on their own behalf shall not be considered costs of the transaction hereunder; and with it being understood that the fees and disbursements of one counsel chosen by the Majority Stockholders shall be deemed for the benefit of all holders of the Company's stock participating in such Approved Sale.

        (e)   The provisions of this paragraph 5 shall terminate upon the earlier to occur of (i) the consummation of an IPO and (ii) the consummation of a Sale of the Company.

        6.    Initial Public Offering.    In the event that the Board and the Majority Stockholders approve an IPO, then each holder of Executive Stock shall vote for, consent to, and raise no objections against such proposed IPO, and shall take all such other necessary or desirable actions requested by the Majority Stockholders in connection with the consummation of such IPO, including compliance with the requirements of all laws and regulatory bodies which are applicable or which have jurisdiction over such IPO and waiving any dissenters' rights, appraisal rights, approval rights or similar rights in connection with such IPO, and executing all agreements, documents and instruments in connection therewith in the form presented and executed by the Majority Stockholders. Without limiting the foregoing, in the event that such IPO is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital structure would adversely affect the marketability of the offering, each holder of Executive Stock shall consent to and vote for a recapitalization, merger, reorganization or exchange (each, a "Recapitalization") of any class of Executive Stock into securities that the managing underwriters and the Majority Stockholders find acceptable and shall take all necessary and desirable actions in connection with the consummation of such Recapitalization, including executing all agreements, documents and instruments in connection therewith in the form presented and executed by the Majority Stockholders.

        7.    Definitions.

        "1933 Act" means the Securities Act of 1933, as amended from time to time.

        "Board" means the Company's Board of Directors.

        "Cause" shall have the meaning set forth in that certain Employment Agreement, dated as of the date hereof, by and between Executive and PFI (as the same may be amended or modified from time to time in accordance with its terms).

        "Executive Stock" shall continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

        "Fair Market Value" of each share of Executive Stock means the fair value thereof as determined in good faith by the Board.

        "Investors" means each of the Summit Investors and each of the PFDC Stockholders so long as such Person continues to own any of the Company's Common Stock.

        "IPO" means the sale in an underwritten public offering registered under the 1933 Act of shares of the Company's Common Stock.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "PFDC Stockholders" shall mean the PFDC Stockholders (as defined in the Stockholders Agreement) and each of their respective Permitted PFDC Transferees (as defined in the Stockholders Agreement).

        "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

        "Sale of the Company" means the sale of the Company pursuant to which any party or parties (other than Summit Partners, L.P. and/or any of its affiliated investment funds) acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

        "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

        "Stockholders Agreement" means that certain Stockholders Agreement among the Company and certain of its stockholders dated as of the date hereof.

        "Summit Investors" means Summit Ventures V, L.P., Summit Ventures V Companion Fund, L.P., Summit V Advisors (QP) Fund, L.P., Summit V Advisors Fund, L.P., Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P., Summit Subordinated Debt Fund II, L.P. and Summit Investors VI, L.P., and their respective successors and assigns.

        8.    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) upon receipt of mechanical confirmation of delivery, (ii) for deliveries within the continental United States, one day following the day when deposited with a reputable and established overnight express courier (charges prepaid), (iii) for overseas deliveries, five days following the day when deposited with a reputable and established overnight express courier (charges prepaid), or (iv) for deliveries within the continental United States, five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company, the Executive, the Summit Investors and the PFDC Stockholders shall be sent to the addresses indicated below:

    To the Company:

    PFI Holdings Corp.
    1055 West 8th Street
    Azusa, California 91702
    Attn: Chairman of the Board
    Chief Executive Officer
    Telecopy: (626) 812-9462

    with copies to:

    Summit Partners, L.P.
    499 Hamilton Avenue
    Suite 499
    Palo Alto, California 94301
    Attn: Walter G. Kortschak
             Craig D. Frances
    Telecopy: (650) 321-1188

    Kirkland & Ellis LLP
    200 East Randolph
    Chicago, IL 60601
    Attn: Ted H. Zook, P.C.
    Telecopy: (312) 861-2200

    To Executive:

    Ingrid Jackel-Marken
    2405 E. Orange Grove Blvd.
    Pasadena, CA, 91104

    To the Summit Investors:

    c/o Summit Partners, L.P.
    499 Hamilton Avenue
    Suite 200
    Palo Alto, California 94301
    Attn: Walter G. Kortschak
             Craig D. Frances
    Telecopy: (650) 321-1188

    with copies to:

    Kirkland & Ellis LLP
    200 East Randolph
    Chicago, IL 60601
    Attn: Ted H. Zook, P.C.
    Telecopy: (312) 861-2200

    To the PFDC Stockholders:

    c/o Pierre Fabre Dermo-Cosmetique, S.A.
    1, Avenue d'Albi
    la Michonne
    81 106 Castres Cedex
    France
    Attn: Bertrand Parmentier, CFO
    Telephone:+33 (5) 63 71 47 31
    Telecopy: +33 (5) 63 71 47 16

    with copies to (which shall not constitute notice to the PFDC Stockholder):

    Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC
    333 West Wacker Drive
    Chicago, Illinois 60606
    Attention: Peter J. Barack, Esq.
    Telephone: (312) 948-3101
    Telecopy: (312) 984-3150

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if mailed, ten days after deposit in the U.S. mail.

        9.    General Provisions.

        (a)    Transfers in Violation of Agreement.    Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

        (b)    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        (c)    Complete Agreement.    This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        (d)    Counterparts.    This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

        (e)    Successors and Assigns.    Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written consent of the Company.

        (f)    Choice of Law.    The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        (g)    Remedies.    Each of the parties to this Agreement (including the Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

        (h)    Amendment and Waiver.    The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

        (i)    Third-Party Beneficiaries.    Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investors as provided herein to the same extent as if the Investors were parties hereto.

        (j)    Business Days.    If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

        (k)    Deemed Purchase of Executive Stock.    If the Company or any other Person has elected to acquire shares of Executive Stock as provided in this Agreement, and the Company and/or such Person (as applicable) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Stock to be purchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such securities are to be purchased shall no longer have any rights as a holder of such securities (other than the right to receive payment of such consideration in accordance with this Agreement), and such securities shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or any other Person acquiring securities) shall be deemed the owner and holder of such securities, whether or not the certificates therefor have been delivered as required by this Agreement.

*    *    *    *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PFI HOLDINGS CORP.

By	/s/ ANDRE PIETERS
Its President

/s/ INGRID JACKEL-MARKEN Ingrid Jackel-Marken

CONSENT

        The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Executive Stock under certain circumstances and imposes other restrictions on the transfer of such Executive Stock. I agree that my spouse's interest in the Executive Stock is subject to this Agreement and any interest I may have in such Executive Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

        I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

/s/ ROBERT W. MARKEN Name: Robert W. Marken
/s/ INGRID JACKEL-MARKEN Witness

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  Exhibit 10.24
PFI HOLDINGS CORP. EXECUTIVE STOCK AGREEMENT